   As filed with the Securities and Exchange Commission on November 20, 1996

                        Registration No. 333-_________
--------------------------------------------------------------------------------

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
            -------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

                             DELAWARE              33-0041789
              ---------------------------------------------------
                (State or other jurisdiction  (I.R.S. Employer
            of incorporation or organization)  Identification No.)

                      4710 BELLAIRE BOULEVARD, SUITE 301
                             BELLAIRE, TEXAS 77401
             -----------------------------------------------------
             (Address of principal executive offices)  (Zip Code)



                   CONSULTING AGREEMENT DATED JULY 24, 1996
                   BY AND BETWEEN HAZLET INVESTORS, INC. AND
                   NORTH AMERICAN TECHNOLOGIES GROUP, INC.;
                        STOCK OPTION AGREEMENTS BETWEEN
                  NORTH AMERICAN TECHNOLOGIES GROUP, INC. AND
                     CERTAIN OF ITS OFFICERS AND EMPLOYEES
                    ---------------------------------------
                           (Full title of the plans)

                  TIM B. TARRILLION, CHIEF EXECUTIVE OFFICER
                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                      4710 BELLAIRE BOULEVARD, SUITE 301
                             BELLAIRE, TEXAS 77401
                   ----------------------------------------
                    (Name and address of agent for service)

                                (713) 662-2699
        ---------------------------------------------------------------

         (Telephone number, including area code, of agent for service)

If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

--------------------------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE (1)

================================================================================

                                                                         Proposed
                                                                         Maximum                Proposed
                                              Amount                     Offering               Maximum                Amount of
                                              to be                      Price Per              Aggregate              Registration
Title of Securities to be Registered          Registered                 Share (1)              Offering Price         Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock issuable in                      25,000                        $0.66               $16,406.25             $    4.97
 lieu of  cash
 compensation under
 Consulting Agreement
------------------------------------------------------------------------------------------------------------------------------------

Common Stock issuable upon                    50,000                        $1.00               $   50,000             $   15.15
 exercise of options under
 Consulting Agreement
                                          ------------------------------------------------------------------------------------------

                                              50,000                        $1.25               $   62,500             $   18.94
                                          ------------------------------------------------------------------------------------------

                                              50,000                        $1.50               $   75,000             $   22.73
------------------------------------------------------------------------------------------------------------------------------------

Common Stock issuable upon                   300,000                        $1.00               $  300,000             $   90.90
 exercise of options
 granted by the
 Registration to certain
 of its officers and
 employees.
                                          ------------------------------------------------------------------------------------------

                                             700,000                        $1.25               $  875,000             $  265.15
                                          ------------------------------------------------------------------------------------------

                                           2,350,000                        $2.50               $5,875,000             $1,780.30
------------------------------------------------------------------------------------------------------------------------------------

Total                                                                                                                  $2,198.14
------------------------------------------------------------------------------------------------------------------------------------

     (1) Calculated in accordance with Rule 457(h)(1).

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant incorporates the following documents by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Common (the "Commission") on April 14, 1996.

     (b) The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1996, filed with the Commission on May 14, 1996.

     (c) The Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 1996, filed with the Commission on August 13, 1996.

     (d) The Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 1996, filed with the Commission on November 12, 1996.

     (e) The Registrant's Proxy Statement for its 1996 Annual Meeting of Stockholders, filed with the Commission on May 22, 1996.

     (f) All other documents filed by Registrant subsequent to the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the Restated Certificate of Incorporation states that directors of the Registrant shall not be liable for monetary damages for breach of fiduciary duty "to the full extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended." The Registrant is also empowered by Section 102(b) of the Delaware General Corporation Law to include a provision in the Certificate of Incorporation which would limit a director's liability to the registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article VIII of the Restated Certificate of Incorporation provides such a limitation. As Delaware law now exists, directors will remain liable for damages for (i) breach of their duty of loyalty to the Registrant and its stockholders; (ii) their failure to act in good faith; (iii) their intentional misconduct or knowing violation of law; (iv) improper dividend payments, stock repurchases or redemptions; and (v) any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     5     Opinion and Consent of Buchanan Ingersoll Professional Corporation.

     10.1 Consulting Agreement dated July 24, 1996 by and between Hazlet Investors, Inc. and North American Technologies Group, Inc.

     10.2  Form of Employee Stock Option Agreement.

     23.1  Consent of Buchanan Ingersoll Professional Corporation (included in
           Exhibit 5)

     23.2  Consent of BDO Seidman, LLP, Independent Certified Public Accountants

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 20, 1996.


                              NORTH AMERICAN TECHNOLOGIES GROUP,
                              INC.

                              By:/s/ Tim B. Tarrillion
                              ------------------------------------------
                              Tim B. Tarrillion
                              Chief Executive Officer and Director

                              By:/s/ Judith Knight Shields
                              ------------------------------------------
                              Judith Knight Shields
                              Senior Vice President-Finance,
                              Chief Financial Officer and Treasurer
                              Principal Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date

    /s/ Tim B. Tarrillion      Chief Executive Officer,   November 20, 1996
    -------------------------  President and Director
    Tim B. Tarrillion

    /s/ Donovan W. Boyd        Senior Vice President,     November 20, 1996
    -------------------------  Chief Operating Officer
    Donovan W. Boyd            and Director

    /s/ David M. Daniels       Executive Vice President,  November 20, 1996
    -------------------------  Secretary and Director
    David M. Daniels

    /s/ William T. Aldrich     Director                   November 20, 1996
    -------------------------
    William T. Aldrich

    /s/ Douglas C. Williamson  Director                   November 20, 1996
    -------------------------
    Douglas C. Williamson

    /s/ Mark E. Leyerle        Director                   November 20, 1996
    -------------------------
    Mark E. Leyerle

    /s/ Robert H Chaney        Director                   November 20, 1996
    -------------------------
    Robert H. Chaney

    /s/ Edwin H. Knight        Director                   November 20, 1996
    -------------------------
    Edwin H. Knight

    /s/ Christopher W. Roser   Director                   November 20, 1996
    -------------------------
    Christopher W. Roser

                                 EXHIBIT INDEX

     5     Opinion and Consent of Buchanan Ingersoll Professional Corporation.

     10.1 Consulting Agreement dated July 24, 1996 by and between Hazlet Investors, Inc. and North American Technologies Group, Inc.

     10.2  Form of Employee Stock Option Agreement.

     23.1  Consent of Buchanan Ingersoll Professional Corporation (included in
           Exhibit 5)

     23.2  Consent of BDO Seidman, LLP, Independent Certified Public Accountants